SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) December 21, 1999

PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV (as depositor under the Pooling and Master Servicing Agreement, relating to the Fremont Home Loan Trust 1999-3, Home Loan Asset Backed Certificates, Series 1999-3)

                PAINEWEBBER MORTGAGE ACCEPTANCE CORPORATION IV



           Delaware                  333-61785               06-1204982
  (State or other jurisdiction    (Commission File          (IRS Employer
       of incorporation)               Number)           Identification No.)



1285 Avenue of the Americas, New York, New York               10019
    (Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code    (212) 713-2000





         (Former name or former address, if changed since last report)




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ITEM 5.  Other Events

      On December 21, 1999 (the "Closing Date"), the Bank of New York (in such capacity, the "Trustee") completed the purchase of the Subsequent Loans pursuant to Section 2.06 of the Pooling and Master Servicing Agreement, dated as of September 1, 1999 (the "Pooling and Servicing Agreement"), among PaineWebber Mortgage Acceptance Corporation IV, as depositor (the "Depositor"), Fremont Investment & Loan, as transferor (in such capacity, the "Transferor") and master servicer, and the Trustee. The Subsequent Loans were transferred to the Trustee pursuant to the Subsequent Transfer Agreement, dated as of December 21, 1999 (the "Subsequent Transfer Agreement"), among the Transferor, the Depositor and the Trustee. Attached as Exhibit 99 are certain characteristics of the Initial Pool 1 Loans and the Pool 1 Subsequent Loans (together, the "Pool 1 Loans"), and the Initial Pool 2 Loans and the Pool 2 Subsequent Loans (together, the "Pool 2 Loans"), in each case as of December 1, 1999 (with respect to each, the "Cut-Off Date").

      Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Pooling and Servicing Agreement.

ITEM 7.  Financial Statements and Exhibits

         (c) Exhibits

Item 601(a) of Regulation S-K
Exhibit No.                          Description
-----------                          -----------

99                                   Description of the Loans





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      Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PAINEWEBBER MORTGAGE ACCEPTANCE
                                   CORPORATION IV

December 30, 1999
                                   By:  /s/ Barbara J. Dawson
                                        --------------------------
                                        Barbara J. Dawson
                                        Senior Vice President

                                INDEX TO EXHIBITS
                                -----------------



                                                              Paper (P) or
Exhibit No.               Description                        Electronic (E)
-----------               -----------                        --------------

99                        Description of the Loans                  E